Exhibit 10.69

amendment ONE
to the
EXECUTIVE SEVERANCE PLAN of newmont

WHEREAS, the Executive Severance Plan of Newmont (the “Plan”) was restated by Newmont USA Limited (the “Plan Sponsor”) effective January 1, 2014; and

WHEREAS, the Plan Sponsor wishes to amend the Plan in certain respects; and

WHEREAS, Section 8.02 of the Plan authorizes the Plan Sponsor to amend the Plan from time to time.

NOW, THEREFORE, the Plan is hereby amended effective as set forth below as follows:

1.Section 3.04, Other Benefits, subsection (a), is restated as follows:

Section 3.04.  Other Benefits.

(a)Health, Vision, Prescription Drug and Dental Coverage.  An Executive Employee who is eligible to receive severance benefits under this Plan will be entitled to Employer-paid continuation coverage for the Health Plan, Vision Plan, Prescription Drug Plan and Dental Plan (if and as such plans then exist), for a period of weeks equal to the number of weeks of Salary that the Executive Employee receives as a severance benefit as determined under Article III.  However, in no event shall the Employer-paid continuation coverage extend beyond the period of time that the Executive Employee would otherwise be entitled to continue coverage under the provisions of the Consolidated Omnibus Budget Reconciliation Act (“COBRA”).  The COBRA period will run concurrent with medical coverage provided for under this Section.  In the event the number of months of salary paid as a severance benefit is less than the Executive Employee’s COBRA period, if so elected, COBRA coverage shall continue at the Employee’s expense for the remaining COBRA period, as calculated from the date of the Executive Employer’s qualifying event.

2.The Administration Committee or its delegate is hereby authorized to take any action it deems necessary or advisable to implement this Amendment.

The foregoing was adopted this 16th day of December, 2014.

NEWMONT USA LIMITED
By	/s/ Stephen Paul Gottesfeld
Name	Stephen Paul Gottesfeld
Title	Vice President

Executive Severance Plan of Newmont

Amendment One